Exhibit l.3

K&L Gates LLP

1601 K Street N.W.

Washington, D.C. 20006

February 22, 2011

Nuveen Energy MLP Total Return Fund

333 West Wacker Drive

Chicago, Illinois 60606

Nuveen Energy MLP Total Return Fund

As counsel for Nuveen Energy MLP Total Return Fund (the “Registrant”), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-169775 and 811-22482) on January 26, 2011.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ K&L Gates LLP
K&L Gates LLP